EXHIBIT 99.1

immediate release

HELEN OF TROY LIMITED
REPORTS SALES AND EARNINGS
FOR FOURTH QUARTER AND FISCAL YEAR 2007

EL PASO, Texas, May 11 - Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care and household consumer products, today reported sales and earnings for the fourth quarter and fiscal year ended February 28, 2007.

Fourth quarter sales increased 7 percent to $143,882,000 from $134,508,000 in the same period of the prior year. Net earnings for the fourth quarter increased 46 percent to $9,721,000, or $0.30 per fully diluted share, versus $6,645,000, or $0.21 per fully diluted share, for the prior year quarter. The fourth quarter sales increases are primarily attributable to greater sales of personal care appliances in Europe, domestic personal care appliances and domestic brush and hair care accessories.

Full year net sales increased 7.7 percent to $634,932,000 from $589,747,000 in the prior fiscal year. Net earnings for the year increased by 1.6 percent to $50,087,000 or $1.58 per fully diluted share compared with $49,310,000 or $1.56 per fully diluted share in the prior fiscal year. Full fiscal year sales increases were driven by increases in all lines of business, led by increases in personal care appliances in Europe and Latin America, domestic personal care appliances, domestic brush and hair care accessories, and domestic sales of our OXO line of products.

At February 28, 2007, the Company’s balance sheet included cash and temporary investments of $91 million, with no outstanding borrowings on its $75 million revolving line of credit. Stockholders’ equity was $527 million, which represents an increase of $52 million or 11 percent in stockholders’ equity from the previous fiscal year-end. Year-end inventory at February 28, 2007 declined approximately $24 million, or 14 percent, to $144 million, from $168 million in the previous fiscal year.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s results stated, “We are pleased with our fourth quarter results and the progress that we have made in our business initiatives during the past year. We have reduced our inventories significantly, ended the year with an increase in cash and temporary investments of approximately $73 million to $91 million, while paying down approximately $14 million in debt. We successfully completed our warehouse transition, completed the product development process for the new Bed Head line that we plan to distribute to retailers during the second quarter of this current year, and successfully introduced new products in both the Housewares and Personal Care categories. Additionally, we recently announced the acquisition of Belson Products, the professional salon division of Applica Consumer Products Inc., which will provide us with an additional growth opportunity for our professional appliance division.

“We are reaffirming our previously issued guidance for fiscal year 2008, ending February 28, 2008, of annual net sales in excess of $660 million and annual net earnings in excess of $2.00 per fully diluted share. We are in the process of evaluating the impact of our Belson Products acquisition on sales and earnings for fiscal year 2008 and will make adjustments to guidance in the future, as appropriate.

“The following business initiatives remain an integral part of our current business plan:

•	Placement and sales of Bed Head by TIGI domestically and Toni & Guy appliances internationally

•	Expansion of Fusion Tool appliance placement and sales in the professional salon distribution channels

•	Lower warehouse, shipping and transportation expenses as our staff gains efficiencies though experience

•
New OXO product introductions, including but not limited to, the Candela lines of rechargeable lighting products, as well as expanded international OXO distribution and placement in the retail markets of the United Kingdom and Japan

•	Development of a more efficient manufacturing and supply chain process to help reduce product development cost and increase speed to market with new and replenishment products.

We continue to believe that the new Bed Head by TIGI product line of appliances and related products have significant future growth potential. We believe this new line of products will become a major contributor to Helen of Troy’s overall future profitability,” Rubin concluded.

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 11 a.m. ET today, Friday May 11, 2007. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com. The event will be archived and available for replay through June 30, 2007.

Helen of Troy Limited is a leading designer, producer and global marketer of brand-name personal care and household consumer products. The Company’s personal care products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s household products include consumer product tools in the kitchen, cleaning, barbecue, barware, storage, organization, garden, hardware, trash and automotive categories. The Company’s products are sold to consumers by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam®, Health at Home® and Health o meter® licensed from Sunbeam Products, Inc., Sea Breeze®, licensed from Shiseido Company Ltd., Vitapointe®, licensed from Sara Lee Household and Body Care UK Limited, Toni & Guy® outside of the Americas, licensed from Mascolo Limited, Bed Head® and TIGI® in the Americas licensed from MBL/TIGI Products, LP, and Toni&Guy® in the Americas licensed from MBL/TONI&GUY Products, LP. Helen of Troy’s owned brands include OXO®, Good Grips®, Candela®, Brut®, Vitalis®, Final Net®, Ammens®, Condition® 3-in-1, SkinMilk®, Time Block®, Epil-Stop®, Dazey®, Caruso®, Karina®, DCNL®, Nandi®, Isobel® and WaveRage®. The Company markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, Wigo®, Fusion Tools TM,  Belson®, Belson Pro®, Gold ‘N Hot®, Curlmaster®, Premiere®, Profiles®, Comare®, Mega Hot®, and Shear Technology® owned brands to the professional beauty salon industry.

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including risks associated with the integration of newly acquired brands, product lines and business such as Belson Products. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2006 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months
	2/28/2007		2/28/2006		2/28/2007		2/28/2006
Net sales	$143,882	100.0%	$134,508	100.0%	$634,932	100.0%	$589,747	100.0%
Cost of sales	80,588	56.0%	72,904	54.2%	355,552	56.0%	323,189	54.8%
Gross profit	63,294	44.0%	61,604	45.8%	279,380	44.0%	266,558	45.2%

Selling, general, and administrative expense	49,536	34.4%	48,302	35.9%	208,964	32.9%	195,180	33.1%
Operating income	13,758	9.6%	13,302	9.9%	70,416	11.1%	71,378	12.1%

Other income (expense):
Interest expense	(4,223)	-2.9%	(5,549)	-4.1%	(17,912)	-2.8%	(16,866)	-2.9%
Other income (expense), net	703	0.5%	1,567	1.2%	2,643	0.4%	1,290	0.2%
Total other income (expense)	(3,520)	-2.4%	(3,982)	-3.0%	(15,269)	-2.4%	(15,576)	-2.6%
Earnings before income taxes	10,238	7.1%	9,320	6.9%	55,147	8.7%	55,802	9.5%

Income tax expense	517	0.4%	2,675	2.0%	5,060	0.8%	6,492	1.1%
Net earnings	$9,721	6.8%	$6,645	4.9%	$50,087	7.9%	$49,310	8.4%

Earnings per share:
Diluted earnings per share	$0.30		$0.21		$1.58		$1.56

Weighted average common shares used
in computing diluted earnings per share	32,136		31,117		31,717		31,605

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information
(unaudited)
(in thousands)

	2/28/2007	2/28/2006

Cash and temporary investments	$91,205	$18,320

Marketable securities, at market value	189	97

Accounts receivable	115,896	107,289

Inventory	144,070	168,401

Total current assets	373,218	311,174

Total assets	906,272	857,744

Total current liabilities	135,087	125,606

Total long term liabilities	243,768	256,761

Stockholders equity	527,417	475,377

HELEN OF TROY LIMITED AND SUBSIDIARIES

EBITDA
(unaudited)
(in thousands)

	For the Three Months Ended		For the Twelve Months
	2/28/2007	2/28/2006	2/28/2007	2/28/2006

Net earnings	$9,721	$6,645	$50,087	$49,310

Interest income / Expense, net	3,287	5,371	15,947	15,978

Income tax expense	517	2,675	5,060	6,492

Depreciation and amortization	3,545	3,689	14,301	12,427

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$17,070	$18,380	$85,395	$84,207

This information may be considered non-GAAP Financial Information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented under our Consolidated Condensed Statements of Income, in the accompanying press release.

Management believes the presentation of these non-GAAP financial measures, in connection with the results of the fiscal quarter and year ended February 28, 2007, provide useful information to investors regarding our results of operations as this non-GAAP financial measure allows investors to better evaluate ongoing business performance and factors that influenced performance during the period under report. Management also uses these non-GAAP measures internally to monitor performance of the business. These non-GAAP financial measures should be considered in addition to, and not as a substitute for financial measures prepared in accordance with GAAP.

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